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                                  EXHIBIT 23.1
                           BENTON OIL AND GAS COMPANY



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------






We consent to the incorporation by reference in Registration Statement Nos. 33-37124 on Form S-8, 33-70146 on Form S-3, 33-77946 on Form S-3, 333-135 on
Form S-3, 333-17231 on Form S-3 and 333-19679 on Form S-8 of Benton Oil and Gas Company of our report dated March 20, 1997 appearing in this Annual Report on Form 10-K of Benton Oil and Gas Company for the year ended December 31, 1996.






Deloitte & Touche LLP
Los Angeles, California
March 26, 1997